UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 N. Glebe Road Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of CACI International Inc (the “Company”), for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, was held on November 16, 2017. The results detailed below represent the final voting results:

Proposal 1

The following ten nominees were elected to the Board of Directors of the Company (the “Board”):

Director Name	For	Against	Abstain	Broker Non-Votes
Kenneth Asbury	20,919,103	82,477	4,638	1,654,314
Michael A. Daniels	20,740,423	260,723	5,072	1,654,314
James S. Gilmore III	20,940,126	60,352	5,740	1,654,314
William L. Jews	20,941,377	59,808	5,033	1,654,314
Gregory G. Johnson	20,915,604	85,549	5,065	1,654,314
J.P. London	20,901,474	98,362	6,382	1,654,314
James L. Pavitt	20,942,260	57,745	6,213	1,654,314
Warren R. Phillips	18,129,704	2,870,766	5,748	1,654,314
Charles P. Revoile	20,076,800	923,671	5,747	1,654,314
William S. Wallace	20,943,383	57,406	5,429	1,654,314

 Proposal 2

Shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2017 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For	Against	Abstain	Broker Non-Votes
20,744,654	202,518	59,046	1,654,314

Proposal 3

Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

For	Against	Abstain	Broker Non-Votes
22,349,118	301,386	10,028	–

Proposal 4

Shareholders approved, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
15,846,103	14,434	5,129,966	15,715	1,654,314

The Company has determined that, consistent with the Board’s recommendation and the vote of the shareholders, it will hold annual votes on the compensation of the Company’s named executive officers until the next vote on the frequency of shareholder votes on the compensation of executives is conducted (which would be at the 2023 Annual Meeting of Shareholders unless presented earlier).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: November 21, 2017	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary